Attachment to Investment Agreement of 1-8, 1999

                                    EXHIBIT A

                    UNSECURED NON-NEGOTIABLE PROMISSORY NOTE

  J. Amato

Principal Amount of this Note: $13,540.15                   La Jolla, California
                                                         Date of Note: 1-8, 1999
                                                                     Page 1 of 3

     FOR VALUE RECEIVED and subject to the terms and conditions of the Investment Agreement attached hereto, the undersigned, Alternative Entertainment, Inc. (hereinafter called "Maker"), promises to pay to the order of the Investor whose name and address is shown on page 12 of the attached Investment Agreement (together with all subsequent holders of this Note, hereinafter called the "Payees"), or at such other place as Payee may from time to time designate in writing, the principal sum of Thirteen Thousand Five Hundred Forty Dollars ($13,540.15) together with interest thereon calculated on a daily basis (based, at Payees' option, on a 360-day or 365/366-day years) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

          A. Interest shall accrue at all times hereunder at the rate of twelve percent (12%) per annum commencing upon the execution of this Note, and shall be payable six (6) months from the date first stated above until this Note is paid in full.

          B. If not earlier due and payable, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall be due and payable in full at the earlier of: (i.) six months from the date first stated above; or (ii.) from the proceeds of the Additional Capital (as defined in Recital "I" on page 2 of the Agreement) sought by Maker (the "Maturity Date").

     Maker agrees to an effective rate of interest that is the rate stated above in connection with this Note. All payments on this Note shall be applied in such manner as the Payee elects, and may be applied first to the payment of any costs, penalties, late charges, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

     Time is of the essence of this Note. At the option of the Payee, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall be paid in the form of shares of the Maker's Common Stock (par value $0.01) (the "Shares") upon the failure to pay any sum due and owing hereunder as provided herein or upon the occurrence of any Event of Default. The Shares shall be valued at One Dollar ($1.00) per Share.

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

     The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "Event of Default":

          (a) Any failure to pay any principal or interest or any other amount due in connection with this Note when the same shall become due and payable.

          (b) Any failure or neglect to perform or observe any of the terms, provisions, or covenants of this Note, and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of fifteen (15) days after notice thereof to Maker.

          (c) Any warranty, representation or statement contained in the or delivered in connection with this Note, or made or furnished by or on behalf of Maker, that shall be or shall prove to have been false when made or furnished.

          (d) The filing by Maker, any endorser of the Note or any guarantor of this Note (or against Maker or such endorser or guarantor in which Maker or such endorser or guarantor acquiesces or which is not dismissed within forty-five (45) days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar stature now or hereafter in effect; the entry of an order for relief under such laws with respect to Maker or such endorser or guarantor; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of Maker or such endorser or guarantor.

          (e) The insolvency of Maker, any endorser of the Note or any guarantor of this Note; or the execution by Maker or such endorser or guarantor of an assignment for the benefit of creditors; or the convening by Maker or such endorser or guarantor of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Maker or such endorser or guarantor to pay its debts as they mature; or if Maker or such endorser or guarantor is generally not paying its debts as they mature.

          (f) The admission in writing by Maker, any endorser of the Note or any guarantor of this Note that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature.

          (g) The death or incapacity of Maker, any endorser of the Note or any guarantor of this Note, if an individual, or the liquidation, termination or dissolution of Maker or any such endorser or guarantor, if a corporation, partnership or joint venture.

          (h) The occurrence of any Event of Default in connection with this Note; and not otherwise specifically described in other provisions of this Note.

          (i) The occurrence of any adverse change in the financial condition of Maker that the Payees (or either of them), in its reasonable discretion, deems material, or if the Payees (or either of them) in good faith shall believe that the prospect of payment or performance of the Note is impaired.

     After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at twelve percent (12%) from the date of maturity until the Shares due the Payee by this Note are paid in full.


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

     All said interest shall be paid in the form of additional Shares valued at One Dollar ($1.00) per Share. Maker shall pay no other costs incurred in the collection or enforcement of all or any part of this Note.

     Upon the occurrence of an Event of Default under this Note, the Payee may proceed against the Company and the Payee's sole and exclusive remedy is to require the Company to promptly issue the Shares due Payee hereunder.

     Failure of the Payee to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of the continuance of any existing default after demand for strict performance hereof.

     Maker, sureties, guarantors and endorsers hereof: (a) agree to be jointly and severally bound, (b) severally waive demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note, (c) consent that Payee may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person primarily liable hereon, and such consent shall not alter nor diminish the liability of any person, and (d) agree that the Payee may set off at any time any sums or property owed to any of them by the Payee.

     No provision of this Note is intended to or shall require or permit the Payee, directly or indirectly, to take, collect or receive in money, goods or in any other form, any interest (including amount deemed by law to be interest) in excess of the maximum rate of interest permitted by applicable law. If any amount due from or paid by Maker shall be determined by a court of competent jurisdiction to be interest in excess of such maximum rate, Maker shall not be obligated to pay such excess and, if paid, such excess shall be applied against the unpaid principal balance of this Note, or if and to the extent that this Note has been paid in full, such excess shall be remitted to Maker.

     This Note shall not be negotiable or assignable except upon the express written consent of the Payee. Notwithstanding this provision, this Note shall be binding upon Maker and his successors and assigns and shall inure to the benefit of the Payee and its successors and assigns. This Note may be prepaid at any time prior to the Maturity Date without penalty.

     All notices required or given in connection with this Note shall be given at the place and in the manner reasonably calculated to give notice by the party giving such notice.

     This Note shall be governed by and construed according to the laws of the State of California.

     IN WITNESS WHEREOF, these presents are executed as of the date first written above.

PRINCIPAL SUM OF THIS NOTE: THIRTEEN THOUSAND FIVE HUNDRED and FORTY DOLLARS ($13,540.15).

                                    MAKER:


                                    /s/ Ralph Amato
                                    ---------------------------
                                    ALTERNATIVE ENTERTAINMENT, INC.



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

Attachment to Investment Agreement of ______________, 1998


                                    EXHIBIT B


                             PLANNED USE OF PROCEEDS


     The Company currently estimates that the proceeds received from the sale of the Note and Stock to Investors in this Note Offering will be used in accordance with the following planned allocations. To the extent that the Company can avoid or reduce certain payments, any funds saved will be allocated to increase the Company's working capital.

      Description or Category                                   Dollar Amount
      -----------------------                                   -------------
      Gross Offering Amount..............................       $500,000

      Less:

      Finder's Fees .....................................         50,000
                                                                --------

      Net Offering Amount(1).............................       $450,000

      Addition to Working Capital........................       $450,000
                                                                --------
                                                                --------


------------------------------------
Footnote:

1. The Company may pay a finder's fee of up to 10% of any funds received in connection with the Offering and sale of the Notes offered hereby.

     The payment of any finder's fee to any finder will require that the Company receive sufficient assurances that the payment of the finder's fee will not violate the requirements of the SECURITIES EXCHANGE ACT OF 1934 and applicable state securities laws. The amounts shown do not include legal fees, fees incurred for compliance with state securities laws, printing costs, postage, and other costs incurred in connection with this Note Offering. There can be no assurance that the Company will receive any funds from the sale of the Notes offered hereby.



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